Exhibit 1.1

[4,200,000] Shares1

Hoku Scientific, Inc.

Common Stock, Par Value $0.001 Per Share

PURCHASE AGREEMENT

August __, 2005

PIPER JAFFRAY & CO.

SG COWEN & CO., LLC

THOMAS WEISEL PARTNERS LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Hoku Scientific, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [4,200,000] shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company. The Company has also granted to the several Underwriters an option to purchase up to [630,000] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The purchase agreement confirms the agreement between the Company and the Underwriters with respect to the sale of the Securities to the several Underwriters, for which you are acting as representatives (the “Representatives”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-124423 ) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

[1]	Plus an option to purchase up to [630,000] additional shares to cover over-allotments.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, then the term “Prospectus” shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof as specified in Section 6(f) hereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose, to the Company’s knowledge, has been initiated or threatened by the Commission.

(iii) The financial statements of the Company, together with the related notes, included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved; and present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is: (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, condition (financial or otherwise), operations or results of operations of the Company (“Material Adverse Effect”).

(v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of other convertible securities), or any material change in the Company’s short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of, the Company (other than issuances of options under the Company’s existing stock option plans), or any material adverse change in the business, prospects, properties, condition (financial or otherwise), operations or results of operations of the Company (“Material Adverse Change”).

(vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.

(vii) There are no statutes or regulations applicable to the Company or contracts or documents of the Company that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (b) result in a violation of the provisions of the Company’s charter or by-laws, or (c) result in any violation of any statute or order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the National Association of Securities Dealers, Inc. or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(ix) Except as set forth in the Registration Statement and Prospectus, all of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than options to purchase Common Stock granted subsequent to the dates set forth therein). The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus, as of the dates set forth therein.

(x) The Company holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or regulatory body required for the conduct of its business except where the failure to so hold or failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees other than those in which the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus or that would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xii) Except as set forth in the Registration Statement and Prospectus, the Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) used in, or necessary to conduct, the business now conducted by the Company or presently contemplated to be conducted as described in the Registration Statement and the Prospectus, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus under the caption “Business – Intellectual Property”, (a) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, investigation or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written or oral notice of any such claim and the Company is unaware of any other fact that would form a reasonable basis for any such claim; (c) the Intellectual Property owned by the Company has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending, or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (d) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology and know-how and other intellectual property.

(xiii) The Company is not (a) in violation of its charter or by-laws or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the property or assets of the Company are subject, or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (b) and (c) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiv) The Company has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(xvi) The Securities have been approved for quotation on the Nasdaq National Market upon official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.

(xvii) The Company has no subsidiaries. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement and Prospectus, since March 31, 2005, there has been no material change in the internal control over financial reporting, including any material corrective actions with regard to the reportable condition disclosed therein.

(xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xxi) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiii) Except as disclosed in the Registration Statement and the Prospectus, neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in the Company’s internal controls, or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxiv) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”). The Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

(xxv) The Company is in compliance in all material respects with (a) all provisions of the Sarbanes-Oxley Act that are effective and as to which the Company is required to be in compliance, and (b) all rules and regulations promulgated thereunder, or implementing the provisions thereof, that are effective and as to which the Company is required to be in compliance.

(xxvi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxvii) The Company (a) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (c) has not received notice of, and knows of no facts or circumstances that would reasonably be expected to give rise to, any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals, or liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxviii) The Company (a) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Safety and Health Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (b) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (c) is in compliance with all terms and conditions of such permit, license or approval, except in any such case for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company does not have knowledge of any facts, circumstances or developments relating to its operations that would form the basis for or give rise to any action, proceeding, revocation proceeding, writ, injunction or claim against the Company relating to Occupational Laws.

(xxix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxx) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxi) No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, other than any disturbances or disputes that would not reasonably be expected to result in a Material Adverse Effect.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $             per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any

Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) The Company shall use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (four of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter that may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (iii) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees and reasonable expenses (including legal fees and disbursements) incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (vi) listing fees, if any, and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. Notwithstanding clause (vii) above, the parties agree that the cost of chartering any aircraft in connection with any road show presentation shall be split equally between the Company and the Underwriters. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(i) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(j) The Company will not, without the prior written consent of Piper Jaffray & Co. (which consent may be withheld in their sole discretion), from the date of execution of this Agreement and continuing to and including the date 180 days (or as extended as provided for in the letters referenced in paragraph (k) below for a period of up to 34 days) after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell; contract to sell; pledge; grant any option for the sale of; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement and except for options granted pursuant to the Company’s stock option plans and Common Stock issued pursuant to the exercise or conversion of currently outstanding securities.

(k) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors and officers and substantially all of the Company’s stockholders and option holders stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days (or as extended pursuant to the letter for a period of up to 34 days) after commencement of the public offering of the Securities by the Underwriters (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(l) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(m) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(n) The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

(o) The Company will maintain such disclosure controls and other procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act), that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(p) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding securities), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Cooley Godward LLP, counsel for the Company, dated such Closing Date and addressed to you, as set forth in Exhibit A attached hereto.

(f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Dechert LLP, patent counsel for the Company, dated such Closing Date and addressed to you as set forth on Exhibit B attached hereto.

(g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Fenwick & West LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) On the date hereof and on each Closing Date, you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated the date hereof or such Closing Date, as the case may be, and addressed to you and the Company’s Board of Directors, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you and the Company’s Board of Directors concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding securities), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of options under the Company’s existing stock option plans), or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, that could reasonably be expected to result in any Material Adverse Change.

(j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k) The Securities have been approved for designation upon notice of issuance on the Nasdaq National Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock

(“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, as specified in Section 6(f) hereof; and provided further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who it shall be established failed to deliver the Prospectus to the person asserting any losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in such Preliminary Prospectus or necessary to make the statements therein not misleading, if (i) the Company shall have furnished copies of the Prospectus to the several Underwriters in the requisite quantity and sufficiently in advance of the effective date of the Registration Statement to permit proper delivery of the Prospectus to such person on or prior to the effective date of the Registration Statement; (ii) such misstatement or omission or alleged misstatement or omission was identified at such time to such Underwriter or its counsel and cured in the Prospectus and the Prospectus was required by law to be delivered to such person at or prior to the written confirmation of the sale to such person and (iii) the timely delivery of the Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities and judgments asserted by such person.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’

relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of the Prospectus and as set forth on Exhibit C hereto are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such

Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

(b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone,

confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone, confirmed by letter.

10. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party.

No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402 (except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering) with a copy to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attention: Laird H. Simons, III, Esq.; if to the Company, shall be mailed or delivered to it at 2153 North King Street, Suite 300, Honolulu, Hawaii 96819, Attention: Chief Executive Officer, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, Attention: Timothy J. Moore, Esq. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

14. Counterparts. This Agreement may be executed by facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HOKU SCIENTIFIC, INC.

By:
Dustin M. Shindo President and Chief Executive Officer

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER JAFFRAY & CO.

SG COWEN & CO., LLC

THOMAS WEISEL PARTNERS LLC

By: Piper Jaffray & Co.

By:
Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
SG Cowen & Co., LLC
Thomas Weisel Partners LLC

Total. . . . . . . . . . . . . . . . . . . . . . . . . .

(1)	The Underwriters may purchase up to an additional Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

EXHIBIT A

FORM OF COOLEY GODWARD LLP LEGAL OPINION

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the state of Hawaii.

3. The authorized, issued and outstanding shares of capital stock was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein; the issued and outstanding shares of capital stock set forth in the Prospectus under the caption “Description of Capital Stock – Common Stock” as of the date stated therein have been duly and validly authorized and issued and are fully paid and nonassessable.

4. The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

5. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to such counsel’s knowledge, rights of first refusal or other similar rights to subscribe for the Securities. Except as set forth in the section captioned “Capitalization” in the Prospectus as of the date stated therein, to such counsel’s knowledge, as of such date, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.

6. To such counsel’s knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party or any governmental agency, authority or body of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

7. The statements in the Prospectus under the headings “Description of Capital Stock,” and “Shares Eligible for Future Sale,” and in the Registration Statement in Item 14, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

8. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened or are pending. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b) and Rule 430A.

9. The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

10. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

11. The Company is not, and, after giving effect to the offering and sale of the Securities and the immediate application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

12. No consent, approval, authorization or filing or registration with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the NASD.

13. The execution and delivery of the Agreement and the issuance and sale of the Securities pursuant to the Agreement will not result in a breach or violation of, or constitute a default under (i) the charter or bylaws of the Company, (ii) the terms of any material contract of the Company; or (iii) any statute, law, rule, or regulation which, in such counsel’s experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, in the case of (ii) or (iii) the breach or violation of, or default under, which would individually or in the aggregate materially and adversely affect the Company.

14. To such counsel’s knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of resales of such securities and, except as set forth in the Prospectus, all rights known to such counsel to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.

***********************

In connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and with its independent registered public accounting firm, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in paragraphs 3 and 7 above. On the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe (i) that the Registration Statement (except as to the financial statements, related notes and other financial data and statistical data derived therefrom, and the matters covered by the other legal opinions rendered in connection with the Agreement, as to which such counsel expresses no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements, related notes and other financial and statistical data derived therefrom, and the matters covered by the other legal opinions rendered in connection with the Agreement, as to which such counsel expresses no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT B

FORM OF DECHERT LLP LEGAL OPINION

Dechert has acted as the Company’s patent counsel and in such capacity is familiar with the technology that the Company considers novel and has read the Registration Statement and Prospectus, including, in particular, the portions of the Registration Statement and Prospectus referring to the Company’s patents, patent rights and patent applications and:

1. The information in the Prospectus under “Business – Intellectual Property,” “Risk Factors – Such counsel may not be able to protect intellectual property and such counsel could incur substantial costs defending the Company against claims that the Company’s products infringe on the proprietary rights of others” and “Business – Hoku Membranes” (collectively, the “Patent Information”), to the extent that it relates to the Company’s patents, patent rights or patent applications, has been reviewed by such counsel and is accurate in all material respects.

2. The Company is listed in the records of the U.S. Patent and Trademark Office (“USPTO”) as the sole owner and holder of record of each of the patents listed on Schedule I to such opinion and each of the applications listed by application number on Schedule II to such opinion. To such counsel’s knowledge, there is no material defect in the form of, and there was no material defect in the filing with the USPTO of, the patent application(s) that matured into the patent listed in Schedule 1. To such counsel’s knowledge, there is no pending claim or claim threatened in writing of any third party to any ownership interest or lien in any of the patents listed on Schedule 1 or the patent applications listed on Schedule II. The Company or its predecessor has caused to be filed applications listed by application number in the name of the Company or its predecessor in the foreign offices listed on Schedule III to such opinion.

3. To such counsel’s knowledge, other than USPTO-issued office actions, (a) there are no legal or governmental proceedings pending relating to patents, patent rights or patent applications of the Company, including but not limited to proceedings challenging the validity, enforceability or scope of any patents or other rights, and (b) no such proceedings have been threatened in writing by governmental authorities or others.

4. To such counsel’s knowledge through the ordinary course of its representation but without investigation, (a) there is not pending or threatened in writing any action, suit, proceeding, investigation or claim by others asserting that any patent is infringed by the activities of the Company or by the manufacture, use or sale of any of the Company’s products; (b) the Company is not infringing or otherwise violating any patents or the pending claims in any patent application if such claims were issued in current form; and (c) there are no infringements by others of any of the Company’s patents or the pending claims in any of the Company’s patent applications if such claims were issued in current form that, in the case of clause (c), could have a Material Adverse Effect.

5. Such counsel has no knowledge of any facts that would preclude the Company from having clear title to the patents and patent applications referenced in the Registration Statement and the Prospectus; except as described in the Registration Statement and the Prospectus, such counsel is unaware of any material facts that form a basis for a finding of unenforceability of the Company’s patents or invalidity of or a limitation of scope of the claims of any of the Company’s patents.

6. Such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file that (a) would preclude the issuance of patents with respect to such applications, or (b) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

7. To such counsel’s knowledge, each of the Company’s pending patent applications complies as to form with all USPTO regulations and procedures, including submission of all inventor declarations, powers of attorney and information disclosure statements.

8. To such counsel’s knowledge, each of the Company’s pending patent applications properly identifies all inventors, each identified inventor has completed and executed the assignment papers necessary to memorialize the Company’s sole ownership of the invention, and such assignment papers have been recorded with the USPTO.

9. To such counsel’s knowledge, each of the Company’s pending patent applications in the USPTO is complete, being pursued by the Company and awaiting official action by the USPTO without any current Company obligations to submit further papers or information prior to such official action.

10. Corresponding Patent Cooperation Treaty (“PCT”) applications listed in Schedule III have been timely filed and completed so as to make valid priority claims in foreign jurisdictions that are members of the PCT.

11. To such counsel’s knowledge, the U.S. patent applications have been timely filed and completed so as to preserve patent rights and to make valid priority claims to provisional or other predecessor applications that disclose the subject matter of those U.S. patent applications in the U.S.

EXHIBIT C

INFORMATION FURNISHED IN WRITING

ON BEHALF OF THE UNDERWRITERS

Underwriter	Number of Shares

Piper Jaffray & Co.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

Total

[4,200,000]

The underwriters have advised us that they propose to offer the shares to the public at $             per share. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $             per share. The underwriters may allow and the dealers may reallow a concession of not more than $             per share on sales to certain other brokers and dealers. After the offering, these figures may be changed by the underwriters.

The underwriters have informed us that neither they, nor any other underwriter participating in the distribution of the offering, will make sales of our common stock offered by this prospectus to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of our common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase from us additional shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of this option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares of our common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of our common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, some underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq National Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters or selling group members, if any, participating in the offering and one or more of the underwriters participating in the offering may distribute prospectuses electronically.